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                                   Exhibit 23

            Consent of Independent Registered Public Accounting Firm

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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 33-69042, 333-93093, 333-102718) of A. Schulman, Inc.
of our report dated November 3, 2004, relating to the financial statements, which appears in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated November 3, 2004 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Cleveland, Ohio
November 12, 2004